Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

RiceBran Technologies
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-110585 and 333-135814) of RiceBran Technologies (the “Company”) of our report dated March 31, 2014, relating to the consolidated financial statements which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP
Phoenix, Arizona

March 31, 2014